EXHIBIT 2

                              BYLAWS OF REGISTRANT

                                     BYLAWS
                                       OF
                   COLORADO DOUBLE TAX-EXEMPT BOND FUND, INC.


                                    ARTICLE I

                                     OFFICES

     Section 1.01. Principal Office. The address of the principal office of the corporation is 600 Seventeenth Street, Suite 2610, South Tower, Denver, Colorado 80202. The name and address of the resident agent in the State of Maryland is the Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

     Section 1.02. Other Offices. In addition to the registered office, other offices may also be maintained at such other place or places, either within or without the State of Maryland, as may be designated from time to time by the Board of Directors, or as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.01. Annual Meetings. The Corporation will not hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

     If such a meeting is held then there shall be submitted to the stockholders at such meeting the question of the election of directors and such meeting shall be deemed the annual meeting of the stockholders for that year. The place, either within or without the State of Maryland, and the time for such meetings shall be fixed by the Board of Directors.

     Section 2.02. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be held at any place, within or without the State of Maryland, and may be called at any time by the Board of Directors or by the President, and shall be called at the request in writing of stockholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at it provided, however, that unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting and on payment of these costs to the Corporation shall notify each stockholder entitled to notice of the meeting. Notwithstanding any of the foregoing, the Board of Directors shall call a special meeting of stockholders to consider the removal of one or more Directors at the request in writing of the holders of record of at least ten percent (10%) of the outstanding shares of the common stock of the corporation.

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     Section 2.03. Notice of Meetings and Stockholder  List.  Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the corporation to each stockholder of record entitled to vote at the meeting and each other stockholder entitled to notice of the meeting, by placing such notice in the mail at least ten (10) days, but not more than ninety (90) days, and in any event within the period prescribed by law, prior to the date named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.

     Section 2.04. Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than 90 days, and in case of a meeting of stockholders not less than 10 days, prior to the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (a) the record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be the later of the close of business on the day on which the notice of meeting is mailed or the thirtieth day before the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than 60 days after the date on which the resolution is adopted.

     Section 2.05. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the President, the Chairman of the Board, a Vice President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

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

     Section 2.06. Special Meeting Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 2.07. Quorum. The holders of one-third of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, unless a greater number is required by the Investment Company Act of 1940, as amended, any other applicable law or by the Articles of Incorporation. If, however, a quorum is not present or represented by proxy at any stockholders' meeting, the holders of a majority of the shares present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy any business may be transacted which might have been transacted at the meeting as originally notified; provided, that the meeting may not be adjourned to a date more than 120 days after the original record date for the meeting, and if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     Section 2.08. Voting. Each share of stock shall entitle the holder thereof to one vote, except in the election of directors, at which each said vote may be cast for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors. Except for election of directors, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may come before a meeting, unless more than a majority of votes cast is required by the corporation's Articles of Incorporation. A plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director.

     Section 2.09. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, expressing consent or dissent without a meeting or otherwise. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein.

     Section 2.10. Informal Action. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action and such consent and waiver are filed with the records of the corporation.

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                                   ARTICLE III

                                    DIRECTORS

     Section 3.01. The Number of Directors. The affairs and business of this corporation shall be managed by a Board of Directors consisting of three or more members who need not be stockholders of the Corporation. The number of directors shall be fixed from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders except as provided in Section 3.02, and each director elected shall hold office until his successor is elected and qualified.

     Section 3.02. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified; provided, however, that no vacancy can be filled as provided above if prohibited by the provisions of the investment Company Act of 1940, as amended.

     Section 3.03. General Powers. The Board of Directors shall have the control and general management of the affairs and business of the corporation. Such directors shall in all cases act as a board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these Bylaws, the Articles of Incorporation or the laws of the State of Maryland. A director shall perform his duties as a director, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in like position would use under similar circumstances.

     Section 3.04. Chairman. The Board of Directors may at any time appoint one of its members as Chairman of the Board, who shall serve at the pleasure of the Board and who shall perform and execute such duties and powers as may be conferred upon or assigned to him by the Board or these Bylaws, but who shall not by reason of performing and executing these duties and powers be deemed an officer or employee of the corporation.

                                   ARTICLE IV

                          BOARD OF DIRECTORS' MEETINGS

     Section  4.01.   Directors'  Meetings.   The  Board  of  Directors  of  the
corporation may hold regular or special meetings either within or without the State of Maryland.

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

     Section 4.02. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors except that the first meeting of a newly elected board shall be held as soon after its election as the directors may conveniently assemble.

     Section 4.03. Special Meetings. Special meetings of the board may be called by the President on five days' notice to each director, either personally, by mail or by telegram and special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

     Section 4.04. Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, or the President or any other director chosen by the Board, shall preside at all meetings.

     Section 4.05. Quorum and Manner of Acting. A majority of the directors, whose number is designated in Section 3.01, shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the majority of the directors present may adjourn any meeting from time to time, without notice other than announcement at the meeting, until a quorum be had; provided, however, notwithstanding the above, if the Board of Directors is taking action pursuant to the Investment Company Act of 1940, as amended, a majority of the directors who are not "interested persons" (as defined by such Act) of the Corporation shall constitute a quorum for taking such action. The directors shall act only as a board and the individual directors shall have no power as such, unless the board consists of only one director.

     Section 4.06. Written Consent. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 4.07. Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the board of directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

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

     Section 4.08. Voting. At all meetings of the Board of Directors, each director is to have one vote, irrespective of the number of shares of stock that he may hold.

     Section 4.09. Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed slum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 4.10. Removal. Unless otherwise restricted by the Articles of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of a majority of shares entitled to vote at an election of directors.

     Section 4.11. Resignation of Directors. Any director of the corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the board, the President, any Vice President or the Secretary of the corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                    ARTICLE V

                                   COMMITTEES

     The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and may delegate to such committee or committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation, except the power to amend the Bylaws, to approve any consolidation, merger, share exchange or transfer of assets, to declare dividends, to issue stock, to recommend to stockholders any action requiring the stockholders' approval or to approve any agreement or take any action required to be approved or taken under the Investment Company Act of 1940 by a majority of the directors who are not "interested persons" of the corporation. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. The Board of Directors may at any time change the members of any committee, fill vacancies or discharge any committee.

     Two or more members of any committee, shall constitute a quorum unless the board shall otherwise provide. Each committee may fix its own rules of procedure and may meet as and when provided by those rules. Copies of the minutes of all meetings of committees shall be distributed to the Board of Directors unless the board shall otherwise provide.

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

                                   ARTICLE VI

                                     NOTICE

     Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall mean personal or written notice. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director or stockholder may waive notice of any meeting either before or after such meeting by signing a written waiver of notice which is filed with the records of the meeting. The attendance of a director, or the attendance in person or by proxy of a stockholder, at any meeting shall constitute a waiver of notice of such meeting.

                                   ARTICLE VII

                                    OFFICERS

     Section 7.01. Number. The officers of the corporation shall be a President, a Vice President, a Treasurer and a Secretary and such other or subordinate officers as the Board of Directors may from time to time elect. One person may hold the office and perform the duties of one or more of said officers; provided, however, that a person may not serve concurrently as President and Vice President.

     Section 7.02. Election, Term of Office, Qualifications. The officers of the corporation shall be chosen by the Board of Directors and they shall be elected annually at the meeting of the Board of Directors held immediately after each annual meeting of the stockholders, except as hereinafter otherwise provided for filling vacancies. Each officer shall hold his office until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 7.03. Salaries. Salaries of the officers may be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

     Section 7.04. Removal; Vacancies. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time whenever in its judgment the best interest of the corporation would be served thereby such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

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

     Section 7.05. Resignation. Any officer may resign at any time by giving written notice thereof to the Board of Directors. Such resignation shall take effect on the date specified therein and no acceptance of the same shall be necessary to render the same effective.

     Section 7.06. President. The President shall be the chief executive officer of the corporation and shall have general supervision over the business of the corporation and over its several officers, subject however, to the control of the Board of Directors. The President shall preside at all meetings of the stockholders and the Board of Directors. He may sign, with the Treasurer or the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors certificates for shares of the corporation; may sign and execute in the name of the corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation; and in general shall perform all duties incident to the duties of the President, and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 7.07. Vice President. A Vice President shall in the absence or incapacity of the President, or as ordered by the Board of Directors, perform the duties of the President, or such other duties or functions as may be given to him by the Board of Directors from time to time.

     Section 7.08. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the corporation and deposit the same in the name of the corporation in such bank or trust company as the Board of Directors may designate; he may sign or countersign all checks, drafts and orders for the payment of money and may pay out and dispose of the same under the direction of the Board of Directors, and may sign or countersign all notes or other obligations of indebtedness of the corporation; he may sign with the President certificates for shares of the corporation; he shall at all reasonable times exhibit the books and accounts to any director or stockholder of the corporation under application at the office of the company during business hours; and he shall, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may at its discretion require of each officer authorized to disburse the funds of the corporation a bond in such amount as it may deem adequate.

     Section 7.09. Secretary. The Secretary shall attend all meetings and keep the minutes of all such meetings of the Board of Directors and also attend all the meetings and keep the minutes of such meetings of the stockholders; he shall attend to the giving and serving of all notices of the corporation, and shall affix the seal of the corporation to all certificates of stock, when signed and countersigned by the duly authorized officers; he may sign certificates for shares of the corporation; he may sign or countersign all checks, drafts and orders for the payment of money; he shall have charge of the certificate book and such other books and papers as the board may direct; he shall keep a stock book containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereon; and he shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

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

     Section 7.10. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall respectively as required by the Board of Directors give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine and shall perform the duties of the Treasurer in the absence of the Treasurer. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or Vice President certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors and shall perform the duties of the Secretary in the absence of the Secretary. The Assistant Treasurers and Assistant Secretaries shall, in general, perform such duties as may be assigned to them by the Treasurer or the Secretary respectively, or by the President or by the Board of Directors.

     Section 7.11. Other Officers. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

                                  ARTICLE VIII

                                  CAPITAL STOCK

     Section 8.01. Certificates for Shares. The Board of Directors at any time may authorize the issuance of share certificates. Certificates for shares of the corporation shall be in such form as is consistent with Maryland General Corporation Law and shall be approved by the incorporators or by the Board of Directors. The certificates shall be numbered in order of their issue, shall be signed by the President or a Vice President and by the Secretary or the Treasurer, or by such other person or officer as may be designated by the Board of Directors; and the seal of the corporation shall be affixed thereto, which said signatures and seal may be authenticated by facsimiles of the signatures of the said duly designated officers and of the seal of the corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. No certificate shall be issued for any shares until such shares are fully paid. In lieu of issuing Certificates for shares, the Board of Directors or the transfer agent of the Fund either may issue receipts therefor or may keep accounts upon the books of the corporation for the record holders of such shares, who shall in either case, for all purposes hereunder, be deemed to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms thereof.

                                       2-9

     Section 8.02. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

     Section 8.03. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 8.04. Stock Ledgers. The Corporation shall not be required to keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the respective offices of the Transfer Agent of the Corporation's capital stock.

                                   ARTICLE IX

                              STATEMENT OF AFFAIRS

     The President of the corporation or, if the Board of Directors shall determine otherwise, some other executive officer thereof, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the principal office of the corporation in the State of Maryland, so long as the same is required by the Maryland General Corporation Law.

                                    ARTICLE X

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 10.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 10.02. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors or approved by a loan committee appointed by the Board of Directors and charged with the duty of supervising investments. Such authority may be general or confined to specific instances.

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     Section 10.03. Checks,  Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 10.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select. Such funds may be drawn out only on checks signed in the name of the corporation by such person or persons as provided herein or as the Board of Directors, by appropriate resolution, may direct.

                                   ARTICLE XI

                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XII

                                      SEAL

     The Board of Directors shall provide a corporate seal which shall bear the full name of the corporation and the words "CORPORATE SEAL, MARYLAND." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XIII

                                    CUSTODIAN

     All securities and funds of the corporation shall be held by one or more custodians each of which shall be a bank or trust company having (according to its last published report) not less than One Hundred Million Dollars ($100,000,000) aggregate capital, surplus and undivided profits (the "Custodian"), provided any such Custodian can be found ready and willing to act.

     The terms of custody of such securities and funds shall include provisions to the effect that the Custodian shall deliver securities owned by the corporation only (a) upon sales of such securities for the account of the corporation and receipt by the Custodian of payment therefor, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment or otherwise, (d) upon conversion of such securities pursuant to their terms into other securities, (e) upon exercise of subscription, purchase or other similar rights represented by such securities,
(f) for the purpose of exchanging interim receipt or temporary securities for definitive securities, (g) for the purpose of redeeming in kind shares of the corporation, (h) for loans of securities by the corporation, or (i) for other proper corporate purposes.

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     Such terms of custody shall also include  provisions to the effect that the
Custodian shall deliver funds of the corporation only (a) upon the purchase of securities for the portfolio of the corporation and the delivery of such securities to the Custodian, (b) for the repurchase or redemption of shares of the corporation, (c) for the payment of dividends, taxes, management or supervisory fees or operating expenses, (d) for payments in connection with the conversion, exchange or surrender of securities owned by the corporation, (e) for payments in connection with the return of securities loaned by the corporation or the reduction of cash collateral, or (f) for other proper corporate purposes.

     Upon the resignation or inability of any such Custodian to serve, the corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the funds and securities of the corporation held by the Custodian to be delivered to the successor custodian, and (c) in the event that no successor custodian can be found, submit to the stockholders of the corporation, before permitting delivery of such funds and securities to anyone other than a successor custodian, the question whether the corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the corporation and any such Custodian with respect to any of the corporation's shares (and with respect to the assets and liabilities belonging to such shares) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

     Such terms of custody shall further provide that, pending appointment of a successor custodian or a vote of the stockholders to function without a custodian, the Custodian shall not deliver funds and other property of the corporation to the corporation, but may deliver them to a bank or trust company of its own selection having (according to its last published report) not less than One Hundred Million Dollars ($100,000,000) aggregate capital, surplus and undivided profits, as Custodian for the corporation to be held under terms similar to those under which they were held by the retiring Custodian.

     Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the corporation may authorize or direct the Custodian to deposit all or any part of the securities owned by the corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Custodian.

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

     As used herein, the term "receipt by the Custodian of payment" shall include the receipt of (a) a certified or official bank check, (b) an advice that funds have been or will be credited to the account of the Custodian at a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (c) a bank wire from a correspondent bank of the Custodian. As used herein, the term "delivery of such securities to the Custodian" shall include the receipt of (a) securities in bearer form or in proper form for transfer, or
(b) an advice that securities have been credited to the account of the Custodian at a clearing agency registered under the Securities Exchange Act of 1934.

     The corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

     The corporation may also have such transfer agents and registrars of its shares as the Board of Directors shall from time to time determine. The Board of Directors may employ and fix the powers, rights, duties, responsibilities, privileges, immunities and compensation of any such custodian, transfer agent or registrar, subject, however, in the case of any such custodian, to the foregoing provisions of this paragraph.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     Section 14.01. Amendments. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors of the corporation.

     Section 14.02. Books and Records. Except as otherwise required by statute, the books and records of the corporation may be kept within or without the State of Maryland at such place or places as may be from time to time designated by the Board of Directors.

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